UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012

BioPower Operations Corporation

(Exact name of registrant as specified in its charter)

Nevada	27-4460232
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1000 Corporate Drive, Suite 200, Fort Lauderdale, Florida 33334

(Address of principal executive offices)

Issuer’s telephone number, including area code: +1 954 607 2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Items

The Board of Directors of BioPower Operations Corporation (“BioPower”) previously authorized Robert D. Kohn, its Chief Executive Officer, to enter into an agreement that was executed on February 13, 2011 to provide advisory services for three years to Quture, Inc., a subsidiary of Techs Loanstar, Inc., a Nevada Corporation located at 6296 South Ridgewood Avenue, Port Orange, FL 32127. The total advisory fees payable under the Agreement are $240,000 of which, $120,000 immediately and $60,000 each year in the beginning of the second and third year of the Agreement. The fees are payable, at Quture’s election, in cash or shares of Quture, Inc. common stock, based upon its five day average closing price. Pursuant to its terms, all payments under the Agreement shall be remitted to BioPower during the period Mr. Kohn is employed as BioPower’s Chief Executive Office. The full executed Agreement is attached as Exhibit 99.1 hereto and all the terms and conditions of the Agreement are hereby incorporated by reference.

Item 9.01	Exhibits.

(d)	Exhibits.

The following Exhibits are filed as part of this report:

Exhibit 99.1	Advisory Agreement dated February 13, 2012 between Quture, Inc. and Robert D. Kohn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioPower Operations Corporation

By:	/s/ Robert D. Kohn
Robert D. Kohn,
Chief Executive Officer

Date: February 16, 2012